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                                                                 EXHIBIT 10.37

                             MANAGEMENT AGREEMENT


This Agreement is made this 28th day of June, 1996, by and between Casa Del Mar Associates Limited Partnership ("CDMA LP")(the "Owner") and Preferred Retirement Communities, Inc. ("PRC ")(the "Agent").


SECTION 1     APPOINTMENT OF MANAGING AGENT

1.1     APPOINTMENT AND ACCEPTANCE
Owner hereby appoints Agent as sole and exclusive Agent of Owner to lease and manage the property described in paragraph 1.2 upon the terms and conditions provided herein. Agent accepts the appointment and agrees to furnish the services of its organization for the leasing and management of the Premises; and Owner agrees to pay all expenses in connection with those services, except as otherwise provided for herein.

1.2     DESCRIPTION OF PREMISES
The property to be managed by Agent under this Agreement is known as Casa Del Mar consisting of the land, buildings, and other improvements located at 22601 Camino Del Mar, Boca Raton, FL (the "Premises").

1.3     TERM
The term of this Agreement (the "Initial Term") shall be one year, commencing July 13, 1996 and ending July 12, 1997, and thereafter shall be automatically renewed for additional one year terms unless terminated as provided in Section 21 herein.

1.4     MANAGEMENT OFFICE
Owner shall provide adequate space on the premises for a management office. Owner shall pay all expenses related to such office, including, but not limited to, furnishings, equipment, postage and office supplies, electricity and other utilities, and telephone.


SECTION 2     BANK ACCOUNTS

2.1     OPERATING AND RESERVE ACCOUNTS
Agent shall maintain an account or accounts known collectively as the Operating and Reserve Account, for the deposit of receipts collected as described herein, in a bank or other institution whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). The Operating and Reserve Account may be maintained by Agent as part of a cash concentration system provided that the funds of the Premises are separately accounted for and the balance of the Operating and Reserve Account will not exceed a level that is fully insured by FDIC. Such depository shall be selected by the Agent. However, Agent shall not be held liable in the event of bankruptcy or failure of a depository. Funds from the Premises in the Operating

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and Reserve Account shall remain the property of Owner subject to disbursement of expenses by Agent as described in this Agreement. The Operating and Reserve Account shall be interest bearing with interest credited to Owner monthly or promptly after the end of the term of any investment.

2.1.1     CONTINGENCY RESERVE
Agent shall be entitled to maintain a reasonable amount as a contingency reserve out of the receipts from the Premises. Owner agrees to maintain the contingency reserve stated above at all times in the Operating and Reserve Account to enable Agent to pay the obligations of Owner under this Agreement as they become due. Owner and Agent shall review the amount of the contingency reserve from time to time and shall agree in writing on the amount of the contingency reserve amount if required by either party.

2.2     SECURITY DEPOSIT ACCOUNTS
Agent shall, if required by law, maintain one or more a separate interest-bearing accounts for tenant security deposits known collectively as the Security Deposit Account. The Security Deposit Account shall be maintained in accordance with applicable state or local laws, if any, and shall be maintained in an institution in which the Security Deposit Account is insured by the FDIC and which Security Deposit Account balances shall not exceed levels which are fully insured by FDIC (See Section 3.3).

2.3     FIDELITY BOND
The Agent will furnish, at its own expense, a fidelity bond in a principal sum which is at least equal to the gross potential income for two months and which bond shall insure and protect Owner against misappropriation of Premises funds by the Agent and its off-site employees. The Agent shall secure a bond of like kind with regard to on-site personnel, the cost of which shall be paid for by Owner. The bond covering on-site personnel must be in compliance with mortgagee, state and federal requirements applicable to the Premises. Other terms and conditions of the bonds, and the surety thereon, will be subject to the approval of the Owner.


SECTION 3     COLLECTION OF RENTS AND OTHER RECEIPTS

3.1     AGENT'S AUTHORITY
Agent shall collect (and give receipts for, if necessary) all rents, charges, special charges and other amounts receivable on Owner's account in connection with the management and operation of the Premises. Such receipts (except tenants' security deposits, which shall be handled as specified in paragraphs
2.2 and 3.3 hereof) shall be deposited in the Operating and Reserve Account maintained by Agent for the Premises.

3.2     SPECIAL CHARGES
If permitted by applicable law, Agent may collect from tenants, on Owner's behalf, any or all of the following: an administrative charge for late payment of rent, a charge for returned or non-negotiable checks, a credit-report fee.

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3.3     SECURITY DEPOSITS
Agent shall collect, deposit and disburse tenants' security deposits in accordance with the terms of each tenant's lease. Agent shall pay tenants interest upon such security deposits only if, and to the extent, required by law to do so; otherwise, any interest earned on tenant security deposits is to be credited to Owner and deposited in the Operating and Reserve Account monthly, or promptly after the end of the term of any investment. Agent shall comply with all applicable state or local laws concerning the responsibility for security deposits and interest, if any (See Section 2.2).


SECTION 4     DISBURSEMENTS FROM OPERATING AND RESERVE ACCOUNT

4.1     OPERATING EXPENSES
From the Operating and Reserve Account, Agent is hereby authorized to pay or reimburse itself for all expenses and costs of operating the Premises and for all other sums due Agent under this Agreement, including Agent's compensation under section 17.

4.2     DEBT SERVICE
Owner shall give Agent advance written notice of at least ten (10) days if Owner desires Agent to make any additional monthly or recurring payments (such as mortgage indebtedness, general taxes, or special assessments, or fire, steam boiler, or other insurance premiums) out of the proceeds from the Premises. If Owner notifies Agent to make such payments after the beginning of the term of this Agreement, Agent shall have the authority to name a new contingency reserve amount pursuant to paragraph 2.1.1 of this Agreement, and Owner shall maintain this new contingency reserve amount at all times in the Operating and Reserve Account.

4.3     NET PROCEEDS
To the extent that funds are available for any given month, and after maintaining the contingency reserve amount as specified in paragraph 2.1.1, Agent shall transmit cash balances to Owner monthly by the 20th day of the succeeding month. Such periodic cash balances shall be remitted to the following person at the following address:

               Casa Del Mar, Inc, as general partner for Casa Del Mar Associates Limited Partnership
               1615 M St. NW, Suite 850
               Washington D.C. 20036
               Attention: Joel Hochman


SECTION 5     AGENT NOT REQUIRED TO ADVANCE FUNDS

In the event that the balance in the Operating and Reserve Account is, or is expected to become, at any time insufficient to pay disbursements due and payable under paragraphs 4.1 and 4.2 above, the Agent will inform the Owner of that fact sufficiently in advance, and Owner shall, immediately upon notice, remit to Agent sufficient funds to cover the deficiency and replenish the contingency reserve. In no event shall Agent be required to advance any monies to Owner, to the Security Deposit Account, or to the Operating and Reserve Account.

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If Agent elects to advance any money in connection with the Premises to pay any expenses for Owner, such advance shall be considered a loan subject to repayment with interest. Owner hereby agrees to reimburse Agent for such advances, including interest at the rate of two percent (2%) over the floating Chase Manhattan Bank prime rate as in effect from time to time during the period of the loan, and authorizes Agent to deduct such amounts from any monies due Owner.

SECTION 6     BUDGET AND FINANCIAL AND OTHER REPORTS

6.1     APPROVED BUDGET
Agent shall prepare and submit to Owner for Owner's approval a proposed Operating Budget for the marketing, operation, repair, maintenance and improvement of the Premises for each calendar year. The proposed budget for each calendar year shall be delivered to Owner no later than the immediately preceding November 15, of such calendar year, and Owner shall promptly review the proposed budget and discuss revisions, if any, with Agent. In all events Owner shall approve such budget, using a form of budget analysis satisfactory to Agent, no later than December 15 of such year. (Such budget, when approved by Owner, is herein referred to as the "Approved Budget".) In the event that Owner fails to approve the budget, Agent may terminate this Management Agreement pursuant to Section 21.2(b). An Approved Budget shall not be revised without the prior consent of the Owner.

6.2     REPORTS
By the 20th day of each month, Agent shall furnish Owner with a statement of income and expenses from the operation of the Premises during the previous month. In addition, Agent shall, on a mutually acceptable schedule, prepare and submit to Owner such other reports as are agreed on by both parties.

6.3     OWNER'S RIGHT TO AUDIT AND INSPECT RECORDS
Owner shall have the right to request periodic audits of all applicable accounts managed by Agent, and the cost of such audit(s) shall be paid by Owner. Owner shall also have the right to inspect Agent's records pertaining to the Premises during normal business hours upon reasonable advance notification.


SECTION 7     ADVERTISING

Consistent with the Approved Budget and the Owner's direction Agent is authorized to advertise the Premises or portions thereof for rent, using periodicals, signs, plans, brochures, or displays, or such other means as Agent may deem proper and advisable. Agent is authorized to place signs on the Premises advertising the Premises for rent. The cost of such advertising shall be paid out of the Operating and Reserve Account. All advertising shall make clear that Agent is the manager and NOT the Owner of the Premises.

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SECTION 8     LEASING AND RENTING

8.1     AGENT'S AUTHORITY TO LEASE PREMISES
Agent shall use all reasonable efforts to keep the Premises rented by procuring tenants for the Premises. Agent is authorized to negotiate, prepare, and execute all leases, including all renewals and extensions of leases, and to cancel and modify existing leases, Agent shall execute all leases as agent for the Owner. All costs of leasing shall be paid out of the Operating and Reserve Account. No lease shall be in excess of fourteen (14) months without written approval by Owner. The form of the lease shall be agreed upon by Owner and Agent and shall be approved initially as part of the budget approval process under Section 6.1 and thereafter approved by Owner, if Agent desires to amend the form of lease.

8.2     NO OTHER RENTAL AGENT
During the term of this Agreement Owner shall not authorize any other person, firm, or corporation to negotiate or act as leasing or rental agent with respect to any leases for space in the Premises. Owner agrees to promptly forward all inquiries about leases to Agent.

8.3     RENTAL RATES
Subject to Owner direction as set forth in the Approved Budget, Agent is authorized to change or revise all rents, tenant charges, or deposits, and any other charges chargeable with respect to the Premises.

8.4     ENFORCEMENT OF LEASES
Agent is authorized to institute, in Owner's name, all legal actions or proceedings for the enforcement of any lease provision, for the collection of rent or other income from the Premises, or for any evicting or dispossessing of tenants or other persons from the Premises. Agent is authorized to sign and serve such notices as Agent deems necessary for lease enforcement, including the collection of rent or other income. Agent is authorized, when expedient, to settle, compromise, and release such legal actions or suit or reinstate such tenancies. Any monies for such settlements paid out by Agent shall not exceed $2,500 without prior approval by Owner. Attorney's fees, filing fees, court costs, and other necessary expenses incurred in connection with such actions and not recovered from tenants shall be paid out of the Operating and Reserve Account or reimbursed directly to Agent by Owner. Agent may select the attorney of its choice to handle such litigation.


SECTION 9     EMPLOYEES

9.1     AGENT'S AUTHORITY TO HIRE
Agent is authorized to hire, supervise, discharge, and pay all servants, employees, contractors, or other personnel necessary to be employed in the management, maintenance, and operation of the Premises. All such employees shall be employees of the Agent, or Agent's affiliate.

9.2     OWNER PAYS EMPLOYEES' EXPENSES
All wages and fringe benefits payable to Agent's or its affiliates' employees hired pursuant to paragraph 9.1 above, and all local, state and federal taxes and assessments (including but not limited to Social Security taxes, unemployment insurance, and worker's compensation insurance) incident to the employment of such personnel, including any recruiting and

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relocation costs, shall be paid by Agent out of the Operating and Reserve
Account and shall be treated as operating expenses. Such expenses shall not include supervisory or accounting personnel costs for Agent's off-site management and support personnel.

9.3     AGENT'S AUTHORITY TO FILE RETURNS
Agent shall do and perform all acts required of an employer with respect to the Premises and shall execute and file all payroll tax and other returns required under the applicable federal, state and local laws, regulations and/or ordinances governing employment, and all other statements and reports pertaining to labor employed in connection with the Premises and under any similar federal or state law now or hereafter in force. Owner shall be responsible for all amounts required to be paid under the foregoing laws, and Agent shall pay the same from the Operating and Reserve Account.

9.4     WORKER'S COMPENSATION INSURANCE
Agent shall, at Owner's expense, maintain worker's compensation insurance covering all liability of the Agent as employer of the employees at the Premises under established worker's compensation laws. Agent shall provide Owner with a certificate evidencing such coverage and providing thirty (30) days notice of cancellation and/or non-renewal. A copy of the insurance policy will be furnished to Owner upon request.


SECTION 10   EXPENSES AND NECESSARY APPROVALS

10.1   ORDINARY EXPENSES
Consistent with the Approved Budget, and subject to Section 10.3, Agent is authorized to make or cause to be made, through contracted services or otherwise, capital expenditures, all ordinary repairs and replacements reasonably necessary to preserve the Premises, and all alterations required to comply with lease requirements, governmental regulations or insurance requirements. Agent is also authorized to decorate the Premises and to purchase or rent, on Owner's behalf, all equipment, tools, appliances, materials, supplies, uniforms and other items necessary for the management, maintenance or operation of the Premises. Such expenses shall be paid out of the Operating and Reserve Account.

10.1.1   CONTRACTOR INSURANCE
Agent shall require all contractors performing work on the Premises to carry comprehensive general liability coverage for $1,000,000 combined single limit including products, completed operations and contractual liability, for bodily injury and property damage, and automobile liability for $1,000,000 combined single limit for all owned, hired and non-owned vehicles as well as worker's compensation coverage for statutory limits. Evidence of coverage is to be secured through a certificate of insurance, naming the Owner and Agent as an additional insureds. The certificate must provide thirty (30) days' notice of cancellation and/or non-renewal. The Owner may require higher limits based on the nature of the work to be performed and amount of the contract. Agent shall have the right to waive this provision when in its discretion it is in the best interest of the Premises to hire a contractor without such coverage.

10.2   APPROVAL FOR UNBUDGETED EXPENSES
For unbudgeted items, the expense to be incurred for any one item, maintenance, alteration,

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refurbishing or repair shall not exceed the sum of $25,000, unless such expense is specifically authorized by Owner, or is incurred under such circumstances as Agent shall reasonably deem to be an emergency. In an emergency where repairs are immediately necessary for the preservation and safety of the Premises, or to avoid the suspension of any essential service to the Premises, or to avoid danger to life or property, or to comply with federal, state or local law, such emergency repairs shall be made by Agent at Owner's expense without prior approval. Owner shall be notified as soon as reasonably possible after any such repair. Agent shall obtain Owner's approval prior to: (i) retaining consultants and lawyers to perform unusual or extraordinary services (see
Section 16.2) for the Premises; (ii) incurring expenses for the services of Agent's (or Agent's affiliate's) in-house professional staff including "Buyers Access"; (iii) utilizing the services of Agent's employees on both the Premises and other properties and allocating the cost of such employees pro rata to the Premises.

10.3   SPECIAL APPROVAL IF NEGATIVE CASH FLOW
In the event that the Premises has a negative cash flow (after payment of debt service and maintenance of reserves) which requires that the Premises obtain a special funding of cash or other financial guarantees by Owner or Owner's affiliate to enable the Premises to meet its financial obligations and expenses in the ordinary course, and notwithstanding Section 10.1, Agent must obtain Owners' approval prior to incurring or paying (i) debt service, taxes, and capital improvements or (ii) any single expenditure exceeding $5,000. This advance approval shall no longer be required at such time as the Premises achieves a positive cash flow (after payment of debt service and maintenance of reserves) for three consecutive months, at which time the Agent's conduct shall be governed by the provisions of this Agreement exclusive of this Section 10.3, including but not limited to Section 10.1.


SECTION 11    CONTRACTS, UTILITIES AND SERVICES

Agent is authorized to negotiate contracts for nonrecurring items of expense, which have not been previously budgeted and which do not exceed $25,000, and to enter into agreements in Owner's name for all necessary repairs, maintenance, minor alterations and utility services. Contracts for nonrecurring items of expense which have not been previously budgeted and which exceed $25,000 shall be approved by Owner before they are executed. Agent shall, in Owner's name and at Owner's expense, make contracts on Owner's behalf for all utilities and services including, without limitation, electricity, gas, telephone, fuel or water, and such other services as Agent shall deem necessary or prudent for the operation of the Premises. All utility deposits shall be Owner's responsibility, except that Agent may pay same from the Operating and Reserve Account at Owner's request.


SECTION 12    RELATIONSHIP OF AGENT TO OWNER

The relationship of the parties to this Agreement shall be that of Principal and Agent, and all duties to be performed by Agent under this Agreement shall be for and on behalf of Owner, in Owner's name and for Owner's account. In taking any action under this Agreement, Agent shall be acting only as Agent for Owner, and nothing in this Agreement shall be construed as creating a partnership, joint venture, or any other relationship between the parties to this Agreement except that of Principal and Agent, or as requiring Agent to bear any portion of

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losses arising out of or connected with the ownership or operation of the
Premises. Agent shall not at any time during the period of this Agreement be considered a direct employee of Owner. Neither party shall have the power to bind or obligate the other except as expressly set forth in this Agreement, except that Agent is authorized to act with such additional authority and power as may be necessary to carry out the spirit and intent of this Agreement.


SECTION 13    SAVE HARMLESS

Owner shall indemnify, defend and save harmless Agent and its officers, directors, employees, agents, affiliates, contractors and each of them from all loss, damage, cost, expense (including reasonable attorneys' fees and costs), liability or claims for (a) personal injury or property damage incurred or occurring in, on or about the Premises, (b) Agent's performance of services that are within the scope of Agent's authority under this Agreement and (c) any breach by Owner of Owner's representations, warranties or covenants set forth in this Agreement. Such indemnification shall not extend to situations where the Agent is adjudicated guilty of gross negligence or wilful misconduct. Agent shall indemnify, defend and save harmless Owner and its officers, directors, employees, agents, affiliates, contractors and each of them from all loss, damage, cost, expense (including reasonable attorneys' fees and costs), liability or claims arising out of Agent's adjudicated gross negligence or intentional misconduct. Such indemnification shall not extend to situations where the Owner is adjudicated guilty of gross negligence or wilful misconduct.


SECTION 14    INSURANCE AND TAXES

14.1   INSURANCE
Owner shall obtain and keep in force adequate insurance against physical damage (e.g., fire with extended coverage endorsement, boiler and machinery, etc.) and against liability for loss, damage, or injury to property or persons which might arise out of the occupancy, management, operation, or maintenance of the Premises. Any deductible required under such insurance policies shall be at Owner's expense. Automobile liability shall be maintained by Owner at Owner expense for $1,000,000 combined single limit for all owned, hired and non-owned vehicles. Agent shall be covered as an additional insured on all liability insurance maintained with respect to the Premises. Liability insurance shall be adequate to protect the interests of both Owner and Agent and in form, substance, and amounts reasonably satisfactory to Owner and Agent. Owner agrees to furnish Agent with certificates evidencing such insurance or with duplicate copies of such policies within ten (10) days of the execution of this Agreement. If Owner fails to do so, Agent may, but shall not be obligated to, place said insurance and charge the cost thereof to the Operating and Reserve Account.
Said policies shall provide that notice of default or cancellation shall be sent to Agent as well as Owner and shall require a minimum of thirty (30) days written notice to Agent before any cancellation or non-renewal of said policies.

14.2   TAXES
Owner shall be responsible for monitoring all real estate and personal property taxes for the Premises (unless the Owner otherwise directs the Agent) and for conducting any tax appeals to appropriate authorities. Agent shall promptly forward all tax bills and notices to Owner but

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Agent shall account for, administer and pay all tax invoices and escrows pursuant to the Approved Budget unless otherwise directed by Owner.

SECTION 15    AGENT ASSUMES NO LIABILITY

Agent assumes no liability whatsoever for any acts or omissions of Owner, or any previous owners of the Premises, or any previous management or other agent of either. Agent assumes no liability for any failure of or default by any tenant in the payment of any rent or other charges due Owner or in the performance of any obligations owed by any tenant to Owner pursuant to any lease or otherwise. Nor does Agent assume any liability for previously unknown violations of environmental or other regulations which may become known during the period this Agreement is in effect. Any such regulatory violations or hazards discovered by Agent shall be brought to the attention of Owner in writing, and Owner shall promptly cure them.


SECTION 16    OWNER RESPONSIBLE FOR EXPENSES OF LITIGATION

16.1   LEGAL CLAIMS
Owner shall pay all expenses incurred by Agent, including, but not limited to, reasonable attorneys' fees and Agent's out-of-pocket costs, and any liability, fines, penalties or the like, in connection with any claim, proceeding, or suit involving an alleged violation by Agent or Owner, or both, of any law pertaining to fair employment, fair credit reporting, environmental protection, rent control, taxes or fair housing, including, but not limited to, any law prohibiting or making illegal discrimination on the basis of race, sex, creed, color, religion, national origin, family status, age, or mental or physical handicap, provided, however, that Owner shall not be responsible to Agent for any such expenses in the event Agent is finally adjudged to have personally, and not in a representative capacity, violated any such law. Nothing contained in this Agreement shall obligate Agent to employ legal counsel to represent Owner in any such proceeding or suit.

16.2   FEES FOR LEGAL ADVICE
Owner shall pay reasonable expenses incurred by Agent in obtaining legal advice in the ordinary course of business regarding compliance with any law affecting the Premises or activities related to them. Provided, however, that if the cost of obtaining such legal advice is reasonably anticipated to exceed $2,500, Agent shall obtain Owner's approval to obtain such legal services in advance.


SECTION 17    AGENT'S COMPENSATION AND EXPENSES

As compensation for the services provided by Agent under this Agreement (and exclusive of reimbursement of expenses to which Agent is entitled hereunder), Owner shall pay Agent as follows:six percent (6 %) of the monthly gross receipts from the Premises, four percent (4%) payable by the 10th day of the succeeding month for the duration of this Agreement, and two percent (2%) payable by the 10th day of the month following the end of the fiscal year, subject to the provisions of the first mortgage agreement. Payments due Agent for periods of less than a calendar month shall be prorated over the number of days for which

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compensation is due.  The percentage amount set forth in above shall be based upon the total gross receipts from the Premises during the preceding month. The term "gross receipts" shall be deemed to include all rents and other income and charges from the normal operation of the Premises, including, but not limited to, rents, rent loss insurance, parking fees, laundry income, interest income and other miscellaneous income including excess interest on security deposits (see Section 3.3) as well as forfeited security deposits, rent loss insurance, pet deposits, other fees and deposits. Gross receipts shall NOT be deemed to include income arising out of the sale of real property or the settlement of fire or other casualty losses and items of a similar nature.

SECTION 18    REPRESENTATIONS

Owner and Agent represent and warrant that they have full power and authority to enter this Agreement.


SECTION 19    STRUCTURAL CHANGES

Owner expressly withholds from Agent any power or authority to make any structural changes in any building, or to make any other major alterations or additions in or to any such building or to any equipment in any such building, or to incur any expense chargeable to Owner other than expenses related to exercising the express powers vested in Agent through this Agreement, without the prior written consent of Owner.

However, such emergency repairs as may be required because of danger to life or property, or which are immediately necessary for the preservation and safety of the tenants and occupants thereof, or required to avoid the suspension of any necessary service to the Premises, or to comply with any applicable federal, state, or local laws, regulations, or ordinances, shall be authorized pursuant to paragraph 10.2 of this Agreement, and Agent shall notify Owner appropriately.


SECTION 20    BUILDING COMPLIANCE

Agent does not assume, and unless given explicitly by Owner, has no responsibility for compliance of the Premises or any building thereon or any equipment therein with the requirements of any building codes or with any statute, ordinance, law, or regulation of any governmental body or to any public authority or official thereof having jurisdiction, except to notify Owner promptly or forward to Owner promptly any complaints, warnings, notices or summonses received by Agent relating to such matters. Owner represents that to the best of Owner's knowledge, the Premises and all such equipment comply with all such requirements, and Owner authorizes Agent to disclose the ownership of the Premises to any such officials and agrees to indemnify and hold Agent, its officers, directors, employees, agents, affiliates, contractors and each of them harmless of and from all loss, cost, expense and liability whatsoever which may be imposed by reason of any present or future violation or alleged violation of such laws, ordinances, statues or regulations.

SECTION 21    TERMINATION

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21.1   NORMAL TERMINATION BY EITHER PARTY
This Agreement shall terminate at the end of the term as provided in paragraph
1.3 upon the giving of thirty (30) days' written notice prior to the end of said initial term or additional term.

21.2   TERMINATION FOR CAUSE, EXCESSIVE DAMAGE OR SALE
Notwithstanding the foregoing, this Agreement shall terminate in any event, and all obligations of the parties hereunder shall cease (except as to liabilities or obligations which have accrued or arisen prior to such termination, or which accrue pursuant to paragraph 21.3 as a result of such termination, and obligations to insure and indemnify), upon the occurrence of any of the following events:

(a) BREACH OF AGREEMENT - Thirty (30) days after the receipt of notice by either party to the other specifying in detail a material breach of this Agreement, if such breach has not been cured within said thirty (30) day period; or if such breach is of a nature that it cannot be cured within said thirty (30) day period but can be cured within a reasonable time thereafter, if efforts to cure such breach have not commenced and/or such efforts are not proceeding and being continued diligently both during and after such thirty (30) day period prior to the breach being cured. HOWEVER, the breach of any obligation of either party hereunder to pay any monies to the other party under the terms of this Agreement shall be deemed to be curable within thirty (30) days.

(b) FAILURE TO ACT, ETC. - In the event that any insurance required of Owner is not maintained without any lapse, or it is alleged or charged that the Premises, or any portion thereof, or any act or failure to act by Owner, its agent and employees with respect to the Premises, fails to comply with any law or regulation, or any order or ruling of any public authority, and Agent, in its sole discretion, considers that the action or position of Owner or its representatives with respect thereto may result in damage or liability to Agent, or disciplinary proceeding with respect to Agent's license, or in the event Owner fails to approve the budget under Section 6.1, Agent shall have the right to terminate this Agreement at any time by written notice to Owner of its election to do so, which termination shall be effective upon the service of such notice. Such termination shall not release the indemnities set forth herein.

(c) SALE - Upon (i) a transfer of the Project to an individual or entity other than an affiliate of Owner, (ii) transfer of all of NHP's general partner interest in the Owner to an individual or entity other than an affiliate of NHP, or (iii) transfer of all of the partnership interests in the Owner to an individual or entity other than an affiliate of Owner.

(d) EXCESSIVE DAMAGE - Upon the destruction of or substantial damage to the Premises by any cause, or the taking of all or a substantial portion of the Premises by eminent domain, in either case making it impossible or impracticable to continue operation of the Premises.

21.3   OWNER RESPONSIBLE FOR PAYMENTS
Upon termination of or withdrawal from this Agreement, Owner shall remain liable for the obligations of any contract or outstanding bill executed by Agent under this Agreement for and on behalf of Owner and responsible for payment of all unpaid bills. In addition, Owner shall furnish Agent security, in an amount satisfactory to Agent, against any obligations or liabilities which Agent may have properly incurred on Owner's behalf under this Agreement.

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Agent may withhold funds for sixty (60) days after the end of the month in which this Agreement is terminated, in order to pay bills previously incurred but not yet invoiced and to close accounts. Agent shall deliver to Owner, within sixty
(60) days after the end of the month in which this Agreement is terminated, any balance of monies due Owner or of tenant security deposits, or both, which were held by Agent with respect to the Premises, as well as a final accounting reflecting the balance of income and expenses with respect to the Premises as of the date of termination or withdrawal, and all records, contracts, leases, receipts for deposits, and other papers or documents which pertain to the Premises.


SECTION 22    INDEMNIFICATION SURVIVES TERMINATION

All representations and warranties of the parties contained herein shall survive the termination of this Agreement. All provisions of this Agreement that require Owner to have insured or to defend, reimburse, or indemnify Agent shall survive any termination; and if Agent is or becomes involved in any proceeding or litigation by reason of having been Owner's Agent, such provisions shall apply as if this Agreement were still in effect.


SECTION 23    HEADINGS

All headings and subheadings employed within this Agreement are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.


SECTION 24    FORCE MAJEURE

Any delays in the performance of any obligation of Agent or Owner under this Agreement shall be excused to the extent that such delays are caused by wars, national emergencies, natural disasters, strikes, labor disputes, utility failures, governmental regulations, riots, adverse weather, and other similar causes not within the control of Agent or Owner, and any time periods required for performance shall be extended accordingly.


SECTION 25    COMPLETE AGREEMENT

This Agreement, including any specified attachments, constitutes the entire agreement between Owner and Agent with respect to the management and operation of the Premises and supersedes and replaces any and all previous management agreements oral or written entered into and/or negotiated between Owner and Agent relating to the Premises covered by this Agreement. No change to this Agreement shall be valid unless made by supplemental written agreement executed and approved by Owner and Agent. Except as otherwise provided herein, any and all amendments, additions or deletions to this Agreement shall be null and void unless approved by Owner and Agent in writing. Each party to this Agreement hereby acknowledges and agrees that the other party has made no warranties, representations, covenants or agreements, express or implied, to such party, other than those expressly set forth herein, and that each party, in entering into and executing this Agreement, has relied upon no warranties,

                                        - 12 -

PAGE 13

representations, covenants or agreements, express or implied, to such party, other than those expressly set forth herein.


SECTION 26    RIGHTS CUMULATIVE:  NO WAIVER

No right or remedy herein conferred upon or reserved to either of the parties to this Agreement is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given under this Agreement or now or hereafter legally existing upon the occurrence of an event of default under this Agreement. The failure of either party to this Agreement to insist at any time upon the strict observance or performance of any of the provisions of this Agreement, or to exercise any right or remedy as provided in this Agreement, shall not impair any such right or remedy or be construed as a waiver or relinquishment of such right or remedy with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties to it may be exercised from time to time and as often as may be deemed expedient by those parties.


SECTION 27    APPLICABLE LAW AND PARTIAL INVALIDITY

The execution, interpretation and performance of this Agreement shall in all respects be controlled and governed by the laws of the State of Florida.


SECTION 28    NOTICES

Any notices, demands, consents and reports necessary or provided for under this Agreement shall be deemed received (i) three (3) days after the date of mailing, if sent by registered or certified mail, postage prepaid, with return receipt requested; (ii) when delivered, if delivered personally; (iii) when transmitted, if sent by facsimile if a confirmation of transmission is produced by the sending machine (and a copy of such facsimile is promptly sent by another means specified in this Section 28) ; or (iv) on the first business day following the date of sending, if sent by overnight U.S. Postal Service mail or other nationally recognized overnight courier service, in each case to the parties at the following address (or such other address as a party shall have specified by notice given in accordance with this Section 28):

     To Owner:
          c/o  Casa Del Mar , Inc
          as general partner of Casa Del Mar Associates Limited Partnership
          1615 M. St. N.W., Suite 850
          Washington D.C. 20036
          Attention:  Terry Peay

                                        - 13 -

PAGE 14

     To Agent:
          Preferred Retirement Communities, Inc.
          8500 W.  Sunrise Blvd
          Plantation,  FL
          Attention:  David Mainguy

SECTION 29   AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon the parties hereto and their respective personal representatives, heirs, administrators, executors, successors and assigns.

                          [signatures on next page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have affixed or caused to be affixed their respective signatures this 28th day of June, 1996.

OWNER:

CASA DEL MAR ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership


By:     CASA DEL MAR, INC., a Florida corporation
        General Partner

By:      --------------------------------------------
         Signature

         --------------------------------------------
         Print Name

         --------------------------------------------
         Title


Witness: --------------------------------------------

AGENT:

Preferred Retirement Communities, Inc.

By:      --------------------------------------------
         Signature

         --------------------------------------------
         Print Name

         --------------------------------------------
         Title


Witness: --------------------------------------------

                                        - 15 -